Exhibit (5)
                                                         Unicom Corporation
                                                         Form S-8
                                                         File No. 33-
                                 SIDLEY & AUSTIN

                                December 21, 1994




          Unicom Corporation
          37th Floor, 10 South Dearborn Street
          P. O. Box A-3005
          Chicago, Illinois  60690-3005

                    Re:  4,000,000 Shares of Common Stock, no par value
                         ----------------------------------------------

          Ladies and Gentlemen:

                    We refer to the Registration Statement on Form S-8 (the "Registration Statement") being filed by Unicom Corporation, an Illinois corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 4,000,000 shares of Common Stock, without par value, of the Company (the "New Common Stock"), to be issued under the Unicom Corporation Long-Term Incentive Plan (the "Plan").

                    We are familiar with the proceedings to date with respect to the proposed issuance of the New Common Stock under the Plan and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

                    Based on the foregoing, we are of the opinion that:

                    1. The Company is duly incorporated and validly existing under the laws of the State of Illinois.

                    2. Shares of the New Common Stock will be legally issued, fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act; and (ii) certificates representing such shares shall have been duly executed, countersigned and registered and duly delivered upon payment of the agreed consideration therefor in accordance with the terms of the Plan.

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Unicom Corporation
December 21, 1994
Page 2


                    This opinion is limited to the laws of the State of Illinois and the laws of the United States of America.

                    We do not find it necessary for purposes of this opinion, and accordingly we do not purport herein to cover, the application of the "Blue Sky" or securities laws of the various states to the issuance of the New Common Stock.

                    We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration
          Statement.

                                             Very truly yours,

                                             Sidley & Austin